UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2023

RYVYL Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-34294	22-3962936
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3131 Camino Del Rio North, Suite 1400

San Diego, CA 92108

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (619) 631-8261

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.001	RVYL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 16, 2023 (the “Effective Date”), Gene Jones resigned as Interim Chief Financial Officer of RYVYL Inc. (the “Company”). On the Effective Date, the Company appointed George Oliva as Chief Financial Officer of the Company, effective immediately.

Mr. Oliva, age 62, has over 30 years as a senior finance professional, with a background in corporate finance, treasury, financial planning and analysis, international tax, and strategic planning. Mr. Oliva served as Chief Financial Officer and Corporate Secretary of WiSA Technologies, Inc. since September 2019. From May 2019 to December 2019, Mr. Oliva served as a partner at Hardesty, LLC, an executive officer consulting service provider, through which he provided financial consulting services to public and private companies nationwide. From August 2018 to April 2019, Mr. Oliva served as Interim Chief Financial Officer of SpineEx, Inc., a California-based medical equipment manufacturer, where he was responsible for managing the company’s financial, human resource and information technology departments. From June 2018 to August 2018, he served as Vice President of Finance of GameWorks, a family entertainment chain, where he developed a plan to restructure the company’s business in connection with an acquisition by a lender. From March 2017 to June 2018, Mr. Oliva served as controller for Eva Automation, an audio company, where he implemented purchase accounting in connection with a $180 million acquisition. Mr. Oliva began his career in auditing with Arthur Andersen & Co. Mr. Oliva is a certified public accountant, inactive, and holds a B.S. in Business Administration from the Walter A. Haas School of Business of the University of California, Berkeley.

Mr. Oliva has no family relationships with any of the Company’s directors or executive officers, and he is not a party to, and does not have any direct or indirect material interest in, any transaction requiring disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between Mr. Oliva and any other persons pursuant to which he was selected as an officer.

In connection with Mr. Oliva’s appointment as Chief Financial Officer, the Compensation Committee of the Board determined that Mr. Oliva will receive an annual base salary of $320,000. In addition, on the 90th day following his start date, Mr. Oliva will be eligible to receive a signing bonus in the form of a stock grant valued at $50,000 under the Company’s current equity plan. Mr. Oliva will also be eligible to receive benefits as are generally made available to other senior executives of the Company.

Item 7.01  Regulation FD Disclosure.

On October 19, 2023, the Company issued a press release to announce the appointment of George Oliva described in Item 5.02 herein (the “Press Release”). The Press Release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated October 19, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYVYL Inc.

	By:	/s/ Fredi Nisan
		Name:	Fredi Nisan
		Title:	Chief Executive Officer

Dated: October 19, 2023